State  o:f   Delaware Secretary   o:f    State Division Of Corporations

Delivered 12:00 01/14/2013

FILED 12:00 PM 01/14/2013 SRV 130046934 - 5274480 FILE

CERTIFICATE  OF INCORPORATION

OF

Diamond Technology Enterprises, Inc.

FIRST. The name of the corporation is Diamond Technology Enterprises, Inc.

SECOND. The corporation's registered office in the State of Delaware is located at 1521Concord Pike, Suite 301, Wilmington, DE 19803 in New Castle County. The name of its registered agent at such address is United States Corporation Agents, Inc.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is250,000,000, of which240,000,000 shares of par value $0.0001 per share shall be designated as Common Stock and 10,000,000 shares of par value $0.0001 shall be designated as Preferred Stock Shares of Preferred Stock may be issued in one or more series from time to time pursuant to a resolution or resolutions providing for such issue adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitation and restrictions thereof, of the shares of each series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of the foregoing The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the  Board of Directors originally fixing the number of shares of such series If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH.  The incorporator of the corporation is LegalZoom.com, Inc., and its mailing address is 101N. Brand Blvd., 11th Floor, Glendale, CA 91203.

SIXTH. Infurtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

EIGHTH. The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by the General Corporation Law of Delaware The corporation is authorized to indemnify, and advance expenses, to its officers, employees, other agents of the corporation and any other person to which the General Corporation Law of Delaware permits the corporation to provide indemnification to the fulest extent permitted by applicable law.

Any repeal or modification of this Section Eighth, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

I, the undersigned, as the sole incorporator of the corporation, hereby declare and certify that this certificate of incorporation is my act and deed and that the facts stated in this Certificate of Incorporation are true.

Date: January 11,2013

/Is/  Eileen Gallo

 LegalZoom.com, Inc., Incorporator

By:  Eileen Gallo, Assistant Secretary

LOA #0104 in Los Angeles County (expires 12/2013) 101 N. Brand Blvd., 11th Floor, Glendale, CA 91203 (323) 962-8600